Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Registration No. 33-34499, Registration No. 333-82612, Registration No. 333-110190, Registration No. 333-117099 and Registration No. 333-135421) and Form S-8 (Registration No. 33-99974, Registration No. 333-86145, Registration No. 333-82772, Registration No. 333-72182, Registration No. 333-98971, Registration No. 333-124422 and Registration No. 333-142835) of Arch Capital Group Ltd. of our report dated March 2, 2009 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/S/ PRICEWATERHOUSECOOPERS LLP
 New York, NY
March 2, 2009